PROSPECTUS AND             PRICING SUPPLEMENT NO. 9
PROSPECTUS SUPPLEMENT,		Effective at 12:30PM ET
each dated July 13, 1995	September 20, 1995
CUSIP: 24422EGA1			Commission File No.: 33-60383
					Filed pursuant to Rule 424(b)(3)


		U.S. $903,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Monthly on the 27th of each
month commencing on October
27, 1995

PRINCIPAL AMOUNT:				$25,000,000

DATE OF ISSUE:				September 27, 1995

MATURITY DATE:				September 27, 2002

INTEREST RATE:				6.375% PER ANNUM

REDEMPTION PROVISIONS:

The Notes are subject to redemption at the option of John Deere Capital Corporation, on not more than 60 nor less than 30 calendar days notice, on any March 27 or September 27 beginning September 27, 1997, at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the redemption date.

PLAN OF DISTRIBUTION:

Morgan Stanley & Co. Incorporated has purchased the Senior Notes as principal at a purchase price of 100% of the aggregate principal amount of the Senior Notes.




Morgan Stanley & Co. Incorporated
q:\charla moneymaker\data\word\pricsupp\fixcall.doc